UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 14, 2019

MINDBODY, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37453	20-1898451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4051 Broad Street, Suite 220

San Luis Obispo, California 93401

(Address of principal executive offices, including zip code)

(877) 755-4279

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On February 15, 2019, MINDBODY, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the results of the Company’s special meeting of stockholders (the “Special Meeting”) which was held on February 14, 2019 at the Company’s offices in San Luis Obispo, California. The numbers reported in the Original 8-K were prepared by the Company’s inspector of elections (the “Inspector”) at the Special Meeting. On February 20, 2019, the Inspector notified the Company of an error in the Inspector’s original report that undercounted the number of votes cast in favor of each proposal by the holders of Company Class B Stock. The Inspector provided the Company with corrected numbers reflected below. While the specific numbers of votes have changed, none of the changes affected the results of the matters voted upon. The complete text of Item 5.07 of the Original 8-K, as amended hereby, is set forth below. The Original 8-K is not modified in any other respects.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As of January 18, 2019, the record date for the Special Meeting (the “Record Date”), there were 45,643,595 shares of Company Class A Stock and 2,372,938 shares of Company Class B Stock outstanding and entitled to vote. Each holder of Company Class A Stock was entitled to one vote for each such share owned at the close of business on the Record Date, and each holder of Company Class B Stock was entitled to ten votes for each such share owned at the close of business on the Record Date. At the Special Meeting, 32,963,120 shares of Company Class A Stock, or approximately 72.2% of all outstanding shares of Company Class A Stock as of the Record Date and 2,309,768 shares of Company Class B Stock, or approximately 97.3% of all outstanding shares of Company Class B Stock as of the Record Date were present either in person or by proxy, for a total of 35,272,888 shares of Company Common Stock, representing 56,060,800 votes or approximately 80.8% of the voting power of the Company Common Stock.

At the Special Meeting, three proposals were considered (each of which is described in detail in the Company’s definitive proxy statement, which was filed with the SEC on January 23, 2019):

(1) The proposal to adopt the Merger Agreement (the “Merger Proposal”).

(2) The proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

(3) The proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

At the Special Meeting, the Merger Proposal and the Compensation Proposal were approved by stockholders. Sufficient votes were also received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the Merger Proposal. The table below shows the final voting results from the Special Meeting.

		Votes For	Votes Against	Abstentions
Proposal 1 —The Merger Proposal	Company Class A Stock Company Class B Stock	25,322,274 23,090,180	7,323,772 7,500	317,074 0
Proposal 2 – The Compensation Proposal	Company Class A Stock Company Class B Stock	24,823,713 23,090,180	7,782,460 7,500	356,947 0
Proposal 3 – The Adjournment Proposal	Company Class A Stock Company Class B Stock	24,998,890 23,090,180	7,739,206 7,500	225,024 0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDBODY, INC.

By:	/s/ Brett White
Brett White Chief Financial Officer and Chief Operating Officer

Date: February 21, 2019